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                                                                    EXHIBIT 99.1

[Nichols logo]

Dear Stockholder:

     Enclosed is the Proxy Statement/Prospectus relating to Nichols Research Corporation's Special Meeting of Stockholders to be held on November 16, 1999. This Proxy Statement/Prospectus provides a detailed explanation of the proposed merger of Nevada Acquisition Corporation, a direct wholly owned subsidiary of Computer Sciences Corporation, with and into Nichols Research Corporation. The board of directors recommends that holders of Nichols Research Corporation common stock vote FOR the approval of the merger agreement among Nichols Research Corporation, Computer Sciences Corporation and Nevada Acquisition Corporation.

     Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                               Patsy L. Hattox
                               Corporate Secretary



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PROXY                    NICHOLS RESEARCH CORPORATION                      PROXY

                   Proxy Solicited by the Board of Directors

     The undersigned stockholder of Nichols Research Corporation (the "Company") hereby appoints Chris Horgen and Patsy L. Hattox and each of them as proxies, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on November 16, 1999, and at any adjournment thereof, with authority to vote at such meeting all shares of common stock of the Company owned by the undersigned on November 16, 1999, in accordance with the directions indicated herein.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF
              ---
SEPTEMBER 19, 1999.
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          Nichols Research Corporation
          c/o Corporate Investor Communications, Inc.
          111 Commerce Road
          Carlstadt, New Jersey  07072













                              fold and detach here

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[x]  Please mark your vote as indicated by this example.

The Board of Directors recommends that you vote FOR item 1 and recommends
                                                ---
consent to item 2.

1. Approval of the Agreement and Plan of Merger, dated as of September 19, 1999, among Nichols Research Corporation, Computer Sciences Corporation and Nevada Acquisition Corporation, a direct wholly owned subsidiary of Computer Sciences Corporation.

         [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN


2. In their discretion, the named proxies are authorized to vote upon such other business as may properly be raised at the meeting or any adjournments or postponements.

                                               Dated                  , 1999
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                                               ---------------------------------
                                               SIGNATURE

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                                               SIGNATURE IF SHARES HELD JOINTLY
                                               Please sign exactly as name
                                               appears opposite. Executors,
                                               trustees, and administrators and
                                               other fiduciaries should so
                                               indicate.